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                                                                   EXHIBIT 10.30

                      TURNKEY HOSPITAL PURCHASE AGREEMENT


1.  SELLER

        Neurotech Development Corporation, located at 45 Orchard Street Manhasset, NY 11030, USA, a registered Delaware Corporation hereby referred to as the Seller.

2.  PURCHASER

        The People's Government of Jiading Shanghai hereinafter referred to as the Purchaser. That the purchaser will be the operator of the hospital(s), the Purchaser is entering into this Agreement with full corporate intent and legal responsibility in accordance with the governing laws of The People's Republic of China.

3.  QUALITY STANDARDS

        The Purchaser will maintain the quality standards set forth by the Seller in the training program of the hospitals named in this Agreement.


4.  DESCRIPTION OF HOSPITALS

        A 600 bed acute care facility with full outpatient departments and services as well as emergency services and education centre. This hospital will act in connection with and as part of a medical college system with a qualified trauma centre.

        Size:                           150,000 Sq. Ft
        Number of beds:                 600
        Structure:                      Prefabricated Concrete
        All acute care departments:     Radiology
                                        Emergency
                                        Oncology
                                        Neurology
                                        Orthopedic
                                        Obstetric
                                        Gynecology
                                        Pediatric
                                        Surgery
                                        Urology
                                        Internal Medicine
                                        Cardiology
                                        Laboratory


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                Operating Systems:           Accounting
                                             Purchasing
                                             Medical Records

                "Global Health Enterprises Turn Key Hospitals" as presented in publication titled Global Health Enterprises Turnkey Hospitals to act as satellite hospitals in the surrounding areas.

                Hospitals shall consist of:  Prefabricated concrete building
                                             All diagnostic and laboratory
                                              equipment (per book)
                                             Operating room equipment
                                             Emergency room equipment
                                             Pharmacy equipment
                                             All Pharmaceuticals
                                             All medical disposables
                                             Computerized billing and
                                              accounting systems
                                             Medical records systems

                Construction standard:       USA
                Pharmaceutical standard:     USA
                Equipment standard:          USA
                Health practice code:        USA


        5. SERVICES PROVIDED BY SELLER

                Ancillary services:          Staff training in USA

                Medical staff:               Full medical staff
                                             Full laboratory staff
                                             Administrative staff

                Support services only:       Maintenance supervisor
                                             Housekeeping
                                             Dietary supervisors

        6.  DEPOSIT

                Normal deposit requirements are hereby waived.

        7.  NON EXCLUSIVITY

                The hospitals are sold on a non exclusive basis. The names "Global Health", "Neurotech Corporation" cannot be used in the operation name of the hospital.

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8.  CONTRACTUAL ORDER OF PROCEDURES

        Upon execution of this contract and receipt of first payment, Global Health Technical team will arrive at site, begin public health study, operating study, and prepare final report and final budgetary proposal. The report shall consist of recommended final configuration and drawings for each hospital, dependent on population, service area, public health etc.

        Technical staff administrator, will remain and begin interviews and selection of hospital staff with purchaser.

9.  APPROVALS REQUIRED

        Seller will provide purchaser with final report, budgetary scheme, and physical model for final approval within 30 days of receipt of first payment.

10.  PAYMENT

        Upon purchasers acceptance of this contract, purchaser's bank will open bank Guaranty with the Bank of China for construction of the proposed hospital(s). Such bank guarantees will be in the increments of $15,000,000 USD. Such issuance will be in accordance with the budgets and budgetary times required by the government for such capital projects.

11.  DELIVERY TIME

        There is one tertiary care hospital in this contract and which will be delivered and opened in accordance with the final schedules set forth by mutual agreement between the purchasor and the seller.

        It is anticipated that this project will be completed in phases over a period of 3 years.

12.  TRAINING

        Staff training shall commence at the beginning of the manufacturing process. Air transportation, employee salaries, meals, are the responsibility of the purchaser.

        Training shall take place at the University of Texas, at Galveston, or any other Neurotech affiliated school.

        There will be 3 classes each timed for the delivery of the hospitals for that period.

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13.  ADMINISTRATOR

        An American administrator will remain for the first 6 months of operation at the expense of the Seller.

14.  FINANCING

        Financing is provided in accordance with the terms of the Bank Guaranty.

15.  PURCHASER PROVIDES

        Land
        Road
        Electricity
        Fresh Water
        Sewage

        Contract Purchasor will place hospitals (minimum 5 hectare/site)

16. PRICING

        The 600 bed acute care facility is priced at $55,000,000 USD

        Pricing may vary in accordance with final specifications and recommendations of technical committee and/or Purchaser.

        Total price of this project for hospital is $55,000,000 USD.

17.  ENDORSEMENTS

        This hospital project has been submitted to The World Council of Peoples For The United Nations as a humanitarian project and as such may use this recognition when seeking financing and governmental approval.

18.  GOVERNING LAW

        This contract shall be deemed valid and subject to the laws of The Peoples Republic of China.

19.  LOCATIONS

        The hospitals shall be located in the areas as directed by the municipality of Hangzhou. Modifications in design required by geographical location, will be the responsibility of the Purchasor.

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        Such special conditions include constant power generation, medical waste disposal unit, flood, plane, earthquake, etc.

        A separate public health analysis will be done for each area.

20.  RECOGNIZED AGENTS

        The following agents are recognized as agents for the Seller.

        Grace Fame Industrial Ltd.
        601-4 Hilder Center
        2 Sung Ping St.
        Hung Hom, Hong Kong

        Sophia Yao, President

21.  TERM OF PROJECT

        This Project is estimated to take 3 years to complete from the date of initial contract payment.

        So we hereby complete this agreement and set forth our signatures on this date.


        AGREED


Seller: /s/                                          Date: 11-4-99
        ---------------------------------                 ------------------
        Neurotech Development Corporation
        Lawrence Artz, Vice President


Purchaser:  /s/                                      Date: 7-11-99
        ----------------------------------------          ------------------
        Public Health Bureau of Jiading Shanghai


Agent: /s/                                           Date: 7-11-99
      -----------------------------------                 ------------------
      Grace Fame Industrial Ltd.
      Sophia Yao, President